Exhibit 99.1

Singularity Future Technology Announces Update Related to Special Committee Investigation

Great Neck, N.Y., November 16, 2022 – Singularity Future Technology Ltd. (“Singularity” or the “Company”) (Nasdaq: SGLY) announced an update with respect to the Company’s business and other matters.

The Company has received subpoenas from the United States Attorney’s Office for the Southern District of New York and the United States Securities and Exchange Commission. The Company is complying with these subpoenas and fully cooperating with these governmental entities. Additionally, the special Committee of the Company’s Board of Directors is continuing to investigate the claims raised by Hindenburg Research on May 5, 2022 and other related matters.

The special committee anticipates that the fact-finding portion of investigation will be completed on or before December 31, 2022.

About Singularity Future Technology Ltd. (Nasdaq: SGLY)

On January 3, 2022, the Company changed its name from Sino-Global Shipping America, Ltd. to Singularity Future Technology Ltd. (Nasdaq: SGLY). Singularity is a logistics integrated solution provider, primarily focused on providing logistics, resources, equipment and other logistical support to blockchain and crypto mining businesses. Since 2020, the Company has worked to capitalize on its experience in global logistics management to develop a presence in the blockchain supply management area. At present, Singularity distributes, sells and markets crypto mining machines through its Thor Miner joint venture and maintains a warehouse providing inventory control and management services in Houston, TX.

Forward-Looking Statements

Certain statements made herein that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

For more information, please contact:

IR@singularity.us

Phone number: 718-888-1814